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Ford Reports Fourth-Quarter, Full-Year 2025 Financial Results

- Fourth-quarter and full-year revenue reached $45.9 billion and $187.3 billion, respectively; fifth consecutive year of full-year revenue growth
- Fourth-quarter and full-year net loss of $11.1 billion and $8.2 billion, respectively, reflected impact of special items; fourth-quarter and full-year adjusted EBIT of $1.0 billion and $6.8 billion, respectively
- Full-year operating cash flow was $21.3 billion; adjusted free cash flow was $3.5 billion
- Outlook for full-year 2026 includes adjusted EBIT of $8.0 billion to $10.0 billion, adjusted FCF of $5.0 billion to $6.0 billion; and capital spending of $9.5 billion to $10.5 billion

DEARBORN, Mich., Feb. 10, 2026 – Ford Motor Co. (NYSE: F) today announced its fourth-quarter and full-year 2025 financial results.

“Ford delivered a strong 2025 in a dynamic and often volatile environment,” said Jim Farley, Ford president and CEO. “We improved our core business and execution, made significant progress in the areas of the business we control – lowering material and warranty costs and making real progress on quality – and made difficult but critical strategic decisions that set us up for a stronger future. Moving forward, we’ll continue building on our strong foundation to achieve our target of 8% adjusted EBIT margin by 2029.”

Added Ford CFO Sherry House: “Improvements in our industrial system, a robust product roadmap that leverages our core strengths, and a disciplined approach to capital efficiency will drive even stronger results in 2026 and beyond. We remain relentlessly focused on three key levers to improve margins: improvements in EVs, highly accretive anti-cyclical businesses that grow and change our risk profile and next generation core products.”

Total Company Highlights

	Fourth Quarter			Full Year		
	2024	2025	Change	2024	2025	Change
Wholesale Units (000)	1,188	1,083	(9)%	4,470	4,395	(2)%
GAAP Financial Measures						
Cash Flows from Op. Activities ($B)	$ 3.0	$ 3.9	$ 0.9	$ 15.4	$ 21.3	$ 5.9
Revenue ($B)	48.2	45.9	(5)%	185.0	187.3	1 %
Net Income / (Loss) ($B)	1.8	(11.1)	(12.9)	5.9	(8.2)	(14.1)
Net Income / (Loss) Margin (%)	3.8 %	(24.1)%	(27.9) ppts	3.2 %	(4.4)%	(7.6) ppts
EPS (Diluted)	0.45	(2.77)	$ (3.22)	$ 1.46	$ (2.06)	$ (3.52)
Non-GAAP Financial Measures						
Company Adj. Free Cash Flow ($B)	$ 0.7	$ (2.1)	$ (2.9)	$ 6.7	$ 3.5	$ (3.2)
Company Adj. EBIT ($B)	2.1	1.0	(1.1)	10.2	6.8	(3.4)
Company Adj. EBIT Margin (%)	4.4 %	2.3 %	(2.2) ppts	5.5 %	3.6 %	(1.9) ppts
Adjusted EPS (Diluted)	$ 0.39	$ 0.13	$ (0.26)	$ 1.84	$ 1.09	$ (0.75)
Adjusted ROIC (Trailing Four Qtrs)	12.9 %	8.8 %	(4.2)%			

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The company reported **fourth-quarter revenue** of $45.9 billion, a 5% decrease from the same period a year ago. The company reported a **net loss** of $11.1 billion in the quarter; **adjusted earnings before interest and taxes** (EBIT) was $1.0 billion.

For full-year 2025, revenue increased to a record $187.3 billion; the company reported a net loss of $8.2 billion, and adjusted EBIT of $6.8 billion.

Cash flow from operations in the fourth quarter was $3.9 billion and **adjusted free cash flow** was negative $2.1 billion. For the year, cash flow from operations was $21.3 billion and adjusted free cash flow was $3.5 billion. At year end, Ford had nearly $29 billion in **cash** and $50 billion in **liquidity**.

Business Segment Highlights

	Fourth Quarter			Full Year		
	2024	2025	Change	2024	2025	Change
Ford Blue Segment						
Wholesales (000)	774	712	(8)%	2,862	2,728	(5)%
Revenue ($B)	$ 27.3	$ 26.2	(4)%	$ 101.9	$ 101.0	(1)%
EBIT ($M)	1,577	727	$ (850)	5,269	3,024	$ (2,245)
EBIT Margin (%)	5.8 %	2.8 %	(3.0) ppts	5.2 %	3.0 %	(2.2) ppts
Ford Model e Segment						
Wholesales (000)	37	37	— %	105	178	69 %
Revenue ($B)	$ 1.4	$ 1.3	(9)%	$ 3.9	$ 6.7	73 %
EBIT ($M)	(1,397)	(1,218)	$ 179	(5,105)	(4,806)	$ 299
EBIT Margin (%)	(98.6)%	(94.6)%	4.0 ppts	(132.3)%	(72.1)%	60.3 ppts
Ford Pro Segment						
Wholesales (000)	378	334	(11)%	1,503	1,488	(1)%
Revenue ($B)	$ 16.2	$ 14.9	(8)%	$ 66.9	$ 66.3	(1)%
EBIT ($M)	1,626	1,231	$ (395)	9,007	6,843	$ (2,164)
EBIT Margin (%)	10.0 %	8.2 %	(1.8) ppts	13.5 %	10.3 %	(3.1) ppts

In 2025, **Ford Pro** generated more than $66 billion of revenue, with EBIT of $6.8 billion and a double-digit margin. In the U.S., Transit vans had record volume and Super Duty pickups had the best volume year since 2004, up 10%. Ford Pro paid software subscriptions grew by 30% in 2025.

Ford Model e reported a full-year EBIT loss of $4.8 billion, a $0.3 billion improvement compared to 2024. The segment continues to focus on improving structural costs and delivering next-generation affordable, high-volume vehicles.

Ford Blue delivered $3.0 billion in EBIT for the year, with full-year revenue flat at $101 billion as higher pricing and a strong product lineup offset a 5% decline in wholesales. In the U.S., F-150 and Maverick were the two best-selling hybrid pickup trucks, Bronco had record sales, and Explorer was the best-selling three-row SUV.

Ford Credit delivered full-year earnings before taxes (EBT) of $2.6 billion, a 55% increase for the year.

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Full-Year 2026 Outlook

For full-year 2026, Ford anticipates company adjusted EBIT of $8.0 billion to $10.0 billion; adjusted free cash flow of $5.0 billion to $6.0 billion; and capital expenditures of $9.5 billion to $10.5 billion, including around $1.5 billion to begin ramping Ford Energy.

At the segment level, the EBIT outlook for Ford Pro is $6.5 billion to $7.5 billion; Ford Blue is $4.0 billion to $4.5 billion; and a loss of $4.0 billion to $4.5 billion for Ford Model e. Ford Credit EBT is expected to be about $2.5 billion.

Ford plans to report first-quarter 2026 financial results after the close of market on April 28.

Conference Call Details

At 5:00 p.m. ET today, Ford and Ford Credit management will hold a conference call to discuss these financial results. For the webcast, click here. It will be available for replay for approximately one week following the call at the same link.

Analysts will be able to ask questions on the call. Registration beforehand is strongly recommended to expedite access to the call.

# # #

About Ford Motor Company

Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company's Ford+ plan for growth and value creation combines existing strengths, new capabilities, and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services, including BlueCruise (ADAS) and security. The company offers freedom of choice through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough electric vehicles ("EVs") along with embedded software that defines always-on digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, the company provides financial services through Ford Motor Credit Company. Ford employs about 169,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com.

Contacts:	Media	Equity Investment Community	Fixed Income Investment Community	Shareholder Inquiries
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3

4 The following applies to the information throughout this release: • See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as “adjusted” to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). • Wholesale unit and production volumes include Ford and Lincoln brand vehicles produced and sold by Ford or our unconsolidated affiliates and Jiangling Motors Corporation (“JMC”) brand vehicles produced and sold in China by our unconsolidated affiliate. Revenue does not include vehicles produced and sold by our unconsolidated affiliates. Wholesales and revenue exclude transactions between the Ford Blue, Ford Model e and Ford Pro business segments • Reported “cash” includes cash, cash equivalents, marketable securities, and restricted cash (including cash held for sale), excluding Ford Credit’s cash, cash equivalents, marketable securities, and restricted cash Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford’s long-term success depends on delivering the Ford+ plan, including improving cost competitiveness; • Ford’s products have been and could continue to be affected by defects that result in recall campaigns, increased warranty costs, or delays in new model launches, and the time it takes to improve the quality of our products and services and reduce the costs associated therewith could continue to have an adverse effect on our business; • Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule and specifications, and a shortage of or inability to timely acquire key components or raw materials has previously disrupted and may, in the future, disrupt Ford’s operations; • Ford’s production, as well as Ford’s suppliers’ production, and/or the ability to deliver products to consumers could be disrupted by labor issues, public health issues, natural or man-made disasters, adverse effects of climate change, financial distress, production difficulties, capacity limitations, or other factors; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, commercial relationships, or business strategies or the benefits may take longer than expected to materialize; • Ford may not realize the anticipated benefits of restructuring actions and such actions may cause Ford to incur significant charges, disrupt our operations, or harm our reputation; • Failure to develop and deploy secure digital services that appeal to customers, retain existing subscribers, and grow our subscription rates could have a negative impact on Ford’s business; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract, develop, grow, support, and reward talent is critical to its success and competitiveness;

5 • Operational information systems, security systems, products, and services could be affected by cybersecurity incidents, ransomware attacks, and other disruptions and impact Ford, Ford Credit, their suppliers, and dealers; • To facilitate access to the raw materials and other components necessary for the manufacture of electrified products, Ford has entered into and may, in the future, enter into multi-year commitments to raw material and other suppliers that subject Ford to risks associated with lower future demand for such items as well as costs that fluctuate and are difficult to accurately forecast; • With a global footprint and supply chain, Ford’s results and operations have been and could continue to be adversely affected by economic or geopolitical developments, including protectionist trade policies such as tariffs, or other events; • Ford’s new and existing products and digital, software, and physical services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and digital and software services industries, and Ford’s reputation may be harmed based on positions it takes or if it is unable to achieve the initiatives it has announced; • Ford may face increased price competition for its products and services, including pricing pressure resulting from industry excess capacity, currency fluctuations, competitive actions, legal and policy changes, or economic or other factors, particularly for electrified vehicles; • Inflationary pressure and fluctuations in commodity and energy prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • Industry sales volume can be volatile and could decline if there is a financial crisis, recession, public health emergency, or significant geopolitical event; • The impact of government incentives on Ford’s business has been and could continue to be significant, and Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, asset portfolios, or other factors; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and OPEB plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford and Ford Credit have experienced and could continue to experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans and facilities to respond to shifting consumer sentiment and competitive dynamics as a result of policy changes affecting, or otherwise to comply with, safety, emissions, fuel economy, autonomous driving technology, environmental, and other regulations; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, data protection, data access, and artificial intelligence laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations.

6 We cannot be certain that any expectation, forecast, or assumption made in preparing forward- looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake, and expressly disclaim to the extent permitted by law, any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the United States Securities and Exchange Commission.

FORD MOTOR COMPANY AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in millions, except per share amounts)

	For the years ended December 31,		
	2023	2024	**2025**
Revenues			
Company excluding Ford Credit	$ 165,901	$ 172,706	**$ 173,996**
Ford Credit	10,290	12,286	**13,271**
Total revenues	176,191	184,992	**187,267**
Costs and expenses			
Cost of sales	150,550	158,434	**174,466**
Selling, administrative, and other expenses	10,702	10,287	**10,849**
Ford Credit interest, operating, and other expenses	9,481	11,052	**11,121**
Total costs and expenses	170,733	179,773	**196,436**
Operating income/(loss)	5,458	5,219	**(9,169)**
Interest expense on Company debt excluding Ford Credit	1,302	1,115	**1,254**
Other income/(loss), net	(603)	2,451	**1,746**
Equity in net income/(loss) of affiliated companies	414	678	**(3,153)**
Income/(Loss) before income taxes	3,967	7,233	**(11,830)**
Provision for/(Benefit from) income taxes	(362)	1,339	**(3,668)**
Net income/(loss)	4,329	5,894	**(8,162)**
Less: Income/(Loss) attributable to noncontrolling interests	(18)	15	**20**
Net income/(loss) attributable to Ford Motor Company	$ 4,347	$ 5,879	**$ (8,182)**
EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK			
Basic income/(loss)	$ 1.09	$ 1.48	**$ (2.06)**
Diluted income/(loss)	1.08	1.46	**(2.06)**
Weighted-average shares used in computation of earnings/(loss) per share			
Basic shares	3,998	3,978	**3,979**
Diluted shares	4,041	4,021	**3,979**

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FORD MOTOR COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)

	December 31, 2024	December 31, 2025
ASSETS		
Cash and cash equivalents	$ 22,935	**$ 23,356**
Marketable securities	15,413	**15,131**
Ford Credit finance receivables, net of allowance for credit losses of $247 and $261	51,850	**49,130**
Trade and other receivables, less allowances of $84 and $108	14,723	**15,398**
Inventories	14,951	**15,285**
Other assets	4,602	**5,187**
Total current assets	124,474	**123,487**
Ford Credit finance receivables, net of allowance for credit losses of $617 and $650	59,786	**61,449**
Net investment in operating leases	22,947	**28,540**
Net property	41,928	**37,288**
Equity in net assets of affiliated companies	6,821	**2,753**
Deferred income taxes	16,375	**21,953**
Other assets	12,865	**13,690**
Total assets	$ 285,196	**$ 289,160**
LIABILITIES		
Payables	$ 24,128	**$ 25,809**
Other liabilities and deferred revenue	27,782	**31,779**
Debt payable within one year		
Company excluding Ford Credit	1,756	**5,550**
Ford Credit	53,193	**51,752**
Total current liabilities	106,859	**114,890**
Other liabilities and deferred revenue	28,832	**30,902**
Long-term debt		
Company excluding Ford Credit	18,898	**16,369**
Ford Credit	84,675	**89,665**
Deferred income taxes	1,074	**1,354**
Total liabilities	240,338	**253,180**
EQUITY		
Common Stock, par value $0.01 per share (4,138 million shares issued of 6 billion authorized)	41	**41**
Class B Stock, par value $0.01 per share (71 million shares issued of 530 million authorized)	1	**1**
Capital in excess of par value of stock	23,502	**23,922**
Retained earnings	33,740	**22,508**
Accumulated other comprehensive income/(loss)	(9,639)	**(7,710)**
Treasury stock	(2,810)	**(2,810)**
Total equity attributable to Ford Motor Company	44,835	**35,952**
Equity attributable to noncontrolling interests	23	**28**
Total equity	44,858	**35,980**
Total liabilities and equity	$ 285,196	**$ 289,160**

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FORD MOTOR COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	For the years ended December 31, 2023	2024	2025
Cash flows from operating activities			
Net income/(loss)	$ 4,329	$ 5,894	**$ (8,162)**
Depreciation and tooling amortization	7,690	7,567	**7,834**
Other amortization	(1,167)	(1,700)	**(1,839)**
EV asset impairment/program cancellation asset write-downs (including depreciation of $8,140)	—	—	**9,435**
Provision for credit and insurance losses	438	575	**616**
Pension and other postretirement employee benefits ("OPEB") expense/(income)	3,052	149	**1,062**
Equity method investment (earnings)/losses and impairments in excess of dividends received	(33)	(287)	**3,572**
Foreign currency adjustments	(234)	227	**(87)**
Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments	205	42	**(346)**
Stock compensation	460	511	**510**
Provision for/(Benefit from) deferred income taxes	(1,649)	350	**(4,536)**
Decrease/(Increase) in finance receivables (wholesale and other)	(4,827)	(4,299)	**4,992**
Decrease/(Increase) in accounts receivable and other assets	(2,620)	(2,497)	**(2,791)**
Decrease/(Increase) in inventory	(1,219)	27	**539**
Increase/(Decrease) in accounts payable and accrued and other liabilities	9,829	8,425	**10,103**
Other	664	439	**380**
Net cash provided by/(used in) operating activities	14,918	15,423	**21,282**
Cash flows from investing activities			
Capital spending	(8,236)	(8,684)	**(8,815)**
Acquisitions of finance receivables and operating leases	(54,505)	(59,720)	**(55,747)**
Collections of finance receivables and operating leases	44,561	45,159	**45,710**
Purchases of marketable securities and other investments	(8,590)	(12,300)	**(9,457)**
Sales and maturities of marketable securities and other investments	12,700	12,346	**10,063**
Settlements of derivatives	(138)	(268)	**(443)**
Capital contributions to equity method investments	(2,733)	(2,323)	**(1,172)**
Returns of capital from equity method investments	1	1,465	**1,702**
Other	(688)	(45)	**110**
Net cash provided by/(used in) investing activities	(17,628)	(24,370)	**(18,049)**
Cash flows from financing activities			
Cash payments for dividends and dividend equivalents	(4,995)	(3,118)	**(2,989)**
Purchases of common stock	(335)	(426)	**—**
Net changes in short-term debt	(1,539)	(276)	**654**
Proceeds from issuance of long-term debt	51,659	57,312	**49,688**
Payments of long-term debt	(41,965)	(45,680)	**(50,303)**
Other	(241)	(327)	**(255)**
Net cash provided by/(used in) financing activities	2,584	7,485	**(3,205)**
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(104)	(458)	**532**
Net increase/(decrease) in cash, cash equivalents, and restricted cash	$ (230)	$ (1,920)	**$ 560**
Cash, cash equivalents, and restricted cash at beginning of period	$ 25,340	$ 25,110	**$ 23,190**
Net increase/(decrease) in cash, cash equivalents, and restricted cash	(230)	(1,920)	**560**
Cash, cash equivalents, and restricted cash at end of period	$ 25,110	$ 23,190	**$ 23,750**

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10 SUPPLEMENTAL INFORMATION The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Ford Blue, Ford Model e, and Ford Pro, reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting. Selected Income Statement Information. The following table provides supplemental income statement information (in millions): For the Year Ended December 31, 2025 Company excluding Ford Credit Ford Credit Consolidated Revenues $ 173,996 $ 13,271 $ 187,267 Total costs and expenses 185,315 11,121 196,436 Operating income/(loss) (11,319) 2,150 (9,169) Interest expense on Company debt excluding Ford Credit 1,254 — 1,254 Other income/(loss), net 1,389 357 1,746 Equity in net income/(loss) of affiliated companies (3,203) 50 (3,153) Income/(Loss) before income taxes (14,387) 2,557 (11,830) Provision for/(Benefit from) income taxes (4,050) 382 (3,668) Net income/(loss) (10,337) 2,175 (8,162) Less: Income/(Loss) attributable to noncontrolling interests 20 — 20 Net income/(loss) attributable to Ford Motor Company $ (10,357) $ 2,175 $ (8,182)

11 Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions): December 31, 2025 Assets Company excluding Ford Credit Ford Credit Eliminations Consolidated Cash and cash equivalents $ 14,086 $ 9,270 $ — $ 23,356 Marketable securities 14,347 784 — 15,131 Ford Credit finance receivables, net — 49,130 — 49,130 Trade and other receivables, net 7,679 7,719 — 15,398 Inventories 15,285 — — 15,285 Other assets 3,888 1,299 — 5,187 Receivable from other segments 1,059 2,581 (3,640) — Total current assets 56,344 70,783 (3,640) 123,487 Ford Credit finance receivables, net — 61,449 — 61,449 Net investment in operating leases 2,038 26,502 — 28,540 Net property 36,950 338 — 37,288 Equity in net assets of affiliated companies 2,628 125 — 2,753 Deferred income taxes 21,438 512 3 21,953 Other assets 11,536 2,154 — 13,690 Total assets $ 130,934 $ 161,863 $ (3,637) $ 289,160 Liabilities Payables $ 24,845 $ 964 $ — $ 25,809 Other liabilities and deferred revenue 29,118 2,661 — 31,779 Company excluding Ford Credit debt payable within one year 5,550 — — 5,550 Ford Credit debt payable within one year — 51,752 — 51,752 Payable to other segments 3,640 — (3,640) — Total current liabilities 63,153 55,377 (3,640) 114,890 Other liabilities and deferred revenue 29,545 1,357 — 30,902 Company excluding Ford Credit long-term debt 16,369 — — 16,369 Ford Credit long-term debt — 89,665 — 89,665 Deferred income taxes 691 660 3 1,354 Total liabilities $ 109,758 $ 147,059 $ (3,637) $ 253,180

Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions):

	For the Year Ended December 31, 2025			
Cash flows from operating activities	Company excluding Ford Credit	Ford Credit	Eliminations	Consolidated
Net income/(loss)	$ (10,337)	$ 2,175	$ —	$ (8,162)
Depreciation and tooling amortization	5,245	2,589	—	7,834
Other amortization	52	(1,891)	—	(1,839)
EV asset impairment/program cancellation asset write-downs (including depreciation of $8,140)	9,435	—	—	9,435
Provision for credit and insurance losses	2	614	—	616
Pension and OPEB expense/(income)	1,062	—	—	1,062
Equity method investment (earnings)/losses and impairments in excess of dividends received	3,563	9	—	3,572
Foreign currency adjustments	9	(96)	—	(87)
Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments	(317)	(29)	—	(346)
Stock compensation	492	18	—	510
Provision for/(Benefit from) deferred income taxes	(4,785)	249	—	(4,536)
Decrease/(Increase) in finance receivables (wholesale and other)	—	4,992	—	4,992
Decrease/(Increase) in intersegment receivables/payables	239	(239)	—	—
Decrease/(Increase) in accounts receivable and other assets	(2,838)	47	—	(2,791)
Decrease/(Increase) in inventory	539	—	—	539
Increase/(Decrease) in accounts payable and accrued and other liabilities	9,707	396	—	10,103
Other	294	86	—	380
Interest supplements and residual value support to Ford Credit	(4,011)	4,011	—	—
Net cash provided by/(used in) operating activities	$ 8,351	$ 12,931	$ —	$ 21,282
Cash flows from investing activities				
Capital spending	$ (8,694)	$ (121)	$ —	$ (8,815)
Acquisitions of finance receivables and operating leases	—	(55,747)	—	(55,747)
Collections of finance receivables and operating leases	—	45,710	—	45,710
Purchases of marketable securities and other investments	(9,050)	(407)	—	(9,457)
Sales and maturities of marketable securities and other investments	9,703	360	—	10,063
Settlements of derivatives	54	(497)	—	(443)
Capital contributions to equity method investments	(1,172)	—	—	(1,172)
Returns of capital from equity method investments	1,702	—	—	1,702
Other	108	2	—	110
Investing activity (to)/from other segments	1,650	—	(1,650)	—
Net cash provided by/(used in) investing activities	$ (5,699)	$ (10,700)	$ (1,650)	$ (18,049)
Cash flows from financing activities				
Cash payments for dividends and dividend equivalents	$ (2,989)	$ —	$ —	$ (2,989)
Purchases of common stock	—	—	—	—
Net changes in short-term debt	610	44	—	654
Proceeds from issuance of long-term debt	1,372	48,316	—	49,688
Payments on long-term debt	(1,195)	(49,108)	—	(50,303)
Other	(158)	(97)	—	(255)
Financing activity to/(from) other segments	—	(1,650)	1,650	—
Net cash provided by/(used in) financing activities	$ (2,360)	$ (2,495)	$ 1,650	$ (3,205)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	$ 251	$ 281	$ —	$ 532

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13 Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non- GAAP measures provide useful perspective on underlying operating results and trends, and a means to compare our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income / (Loss) attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excluding Ford Credit Debt), taxes and pre-tax special items. This non- GAAP measure is useful to management and investors because it focuses on underlying operating results and trends, and improves comparability of our period-over-period results. Our management excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) significant personnel expenses, supplier- and dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not generally consider to be indicative of earnings from ongoing operating activities. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income / (Loss) Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings / (Loss) Per Share (Most Comparable GAAP Measure: Earnings / (Loss) Per Share) – Measure of Company’s diluted net earnings / (loss) per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of earnings from ongoing operating activities. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Company excluding Ford Credit capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, restructuring actions, and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit / (loss) after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. Adjusted Return on Invested Capital (“Adjusted ROIC”) provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit / (loss) after-cash tax measures operating results less special items, interest on debt (excluding Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excluding Ford Credit Debt), and net pension / OPEB liability.

14 When we provide guidance for adjusted EBIT, adjusted earnings / (loss) per share, and adjusted effective tax rate, we do not provide guidance for their respective most comparable GAAP measures as those GAAP measures will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including gains and losses on pension and OPEB remeasurement, and other items that are difficult to quantify. When we provide guidance for Company adjusted free cash flow, we do not provide guidance for its most comparable GAAP measure (net cash provided by / (used in) operating activities) as the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities.

15 Net Income / (Loss) Reconciliation to Adjusted EBIT ($M) Fourth Quarter Full Year 2024 2025 2024 2025 Net Income / (Loss) Attributable to Ford (GAAP) $ 1,824 $11,064 - 11064000 000 (11,064) $ 5,879 $(8,182) (8,182) Income / (Loss) Attributable to Noncontrolling Interests 7 10 15 20 Net Income / (Loss) $ 1,831 $(11,054) (11,054) $ 5,894 $(8,162) (8,162) Less: (Provision For) / Benefit From Income Taxes (483) 3,756 (1,339) 3,668 Income / (Loss) Before Income Taxes $ 2,314 $(14,810) (14,810) $ 7,233 $(11,830) (11,830) Less: Special Items Pre-Tax 471 (15,497) (1,860) (17,356) Income / (Loss) Before Special Items Pre-Tax $ 1,843 $ 687 $ 9,093 $ 5,526 Less: Interest on Debt (295) (348) (1,115) (1,254) Adjusted EBIT (Non-GAAP) $ 2,138 $ 1,035 $ 10,208 $ 6,780 Memo: Revenue ($B) $ 48.2 $ 45.9 $ 185.0 $ 187.3 Net Income / (Loss) Margin (GAAP) (%) 3.8% (24.1)% 3.2% (4.4)% Adjusted EBIT Margin (%) (Non-GAAP) 4.4% 2.3% 5.5% 3.6%

16 Earnings / (Loss) Per Share Reconciliation To Adjusted Earnings / (Loss) Per Share Fourth Quarter Full Year 2024 2025 2024 2025 Diluted After-Tax Results ($M) Diluted After-Tax Results (GAAP) $ 1,824 $ (11,064) $ 5,879 $ (8,182) Less: Impact of Pre-Tax and Tax Special Items 261 (11,592) (1,537) (12,581) Adjusted Net Income / (Loss) – Diluted (Non-GAAP) $ 1,563 $ 528 $ 7,416 $ 4,399 Basic and Diluted Shares (M) Basic Shares (Average Shares Outstanding) 3,970 3,988 3,978 3,979 Net Dilutive Options, Unvested Restricted Stock Units, Unvested Restricted Stock Shares, and Convertible Debt 50 81 43 56 Diluted Shares 4,020 4,069 4,021 4,035 Earnings / (Loss) Per Share – Diluted (GAAP) * $ 0.45 $ (2.77) $ 1.46 $ (2.06) Less: Net Impact of Adjustments 0.06 (2.90) (0.38) (3.15) Adjusted Earnings Per Share – Diluted (Non-GAAP) $ 0.39 $ 0.13 $ 1.84 $ 1.09 * For the Fourth Quarter and Full Year 2025, there were 81M and 56M shares, respectively, excluded from the calculation of diluted earnings / (loss) per share, due to their anti-dilutive effect. Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate 2025 Memo: Q4 Full Year Full Year 2024 Pre-Tax Results ($M) Income / (Loss) Before Income Taxes (GAAP) $ (14,810) $ (11,830) $ 7,233 Less: Impact of Special Items (15,497) (17,356) (1,860) Adjusted Earnings Before Taxes (Non-GAAP) $ 687 $ 5,526 $ 9,093 Taxes ($M) (Provision For) / Benefit From Income Taxes (GAAP) $ 3,756 $ 3,668 $ (1,339) Less: Impact of Special Items 3,905 4,775 323 Adjusted (Provision For) / Benefit From Income Taxes (Non-GAAP) $ (149) $ (1,107) $ (1,662) Tax Rate (%) Effective Tax Rate (GAAP) 25.4% 31.0% 18.5 % Adjusted Effective Tax Rate (Non-GAAP) 21.7% 20.0% 18.3%

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	2024				2025				Full Year	
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	2024	2025
Net Cash Provided By / (Used In) Operating Activities (GAAP)	$ 1,385	$ 5,508	$ 5,502	$ 3,028	$ 3,679	$ 6,317	$ 7,402	$ 3,884	$15,423	$21,282
Less: Items Not Included in Company Adjusted Free Cash Flows										
Ford Credit Operating Cash Flows	1,181	685	1,296	438	4,106	2,517	1,741	4,567	3,600	12,931
Funded Pension Contributions	(550)	(83)	(334)	(106)	(234)	(281)	(187)	(18)	(1,073)	(720)
Restructuring (Including Separations) (a)	(176)	(289)	(226)	(108)	(163)	(46)	(22)	(205)	(799)	(436)
Ford Credit Tax Payments / (Refunds) Under Tax Sharing	(33)	—	—	18	—	—	—	—	(15)	—
Other, Net	(608) (b)	4	14	(287)	(141)	(144)	(189)	(522)	(877)	(996)
Add: Items Included in Company Adjusted Free Cash										
Company Excluding Ford Credit Capital Spending	(2,073)	(2,078)	(1,970)	(2,469)	(1,790)	(2,054)	(2,099)	(2,751)	(8,590)	(8,694)
Ford Credit Distributions	—	150	175	175	200	500	350	600	500	1,650
Settlement of Derivatives	23	(26)	230	(52)	1	109	(1)	(55)	175	54
Company Adjusted Free Cash Flow (Non-GAAP)	$ (479)	$ 3,237	$ 3,187	$ 727	$(1,478)	$ 2,826	$ 4,309	$(2,144)	$ 6,672	$ 3,513

a. Restructuring excludes cash flows reported in investing activities
b. Includes $365M settlement of Transit Connect matter

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18 Adjusted ROIC ($B) Four Quarters Ending Q4 2024 Four Quarters Ending Q4 2025 Adjusted Net Operating Profit / (Loss) After Cash Tax Net Income / (Loss) Attributable to Ford $ 5.9 $ (8.2) Add: Noncontrolling Interest 0.0 0.0 Less: Income Tax (1.3) 3.7 Add: Cash Tax (1.2) (0.6) Less: Interest on Debt (1.1) (1.3) Less: Total Pension / OPEB Income / (Cost) (0.1) (1.1) Add: Pension / OPEB Service Costs (0.6) (0.4) Net Operating Profit / (Loss) After Cash Tax $ 6.7 $ (10.6) Less: Special Items (excl. Pension / OPEB) Pre-Tax (2.3) (16.6) Adj. Net Operating Profit / (Loss) After Cash Tax $ 9.1 $ 6.1 Invested Capital Equity $ 44.9 $ 36.0 Debt (excl. Ford Credit) 20.7 21.9 Net Pension and OPEB Liability 5.0 4.6 Invested Capital (End of Period) $ 70.5 $ 62.5 Average Invested Capital $ 70.1 $ 69.2 ROIC (a) 9.6% (15.3) % Adjusted ROIC (Non-GAAP) (b) 12.9% 8.8 % a. Calculated as the sum of net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters b. Calculated as the sum of adjusted net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

Special Items ($B)

	Fourth Quarter		Full Year	
	2024	2025	2024	2025
<u>Restructuring (by Geography)</u>				
Europe	$ (0.0)	$ (0.4)	$ (0.7)	$ (0.7)
North America Hourly Buyouts	—	—	(0.3)	—
China	(0.0)	—	(0.0)	—
Subtotal Restructuring	$ (0.1)	$ (0.4)	$ (1.0)	$ (0.7)
<u>Other Items</u>				
Model e Asset Impairment and EV Program Cancellations	$ —	$ (10.7)	$ —	$ (10.7)
BlueOval SK JV Disposition	—	(3.2)	—	(3.2)
All-electric Three-row SUV Program Cancellation and Resulting Actions	(0.2)	(0.8)	(1.2)	(1.2)
Fuel Injector Field Service Action	—	0.1	—	(0.5)
Ford Share of Equity Method Investment's Asset Impairment / Other	—	(0.0)	—	(0.3)
Ford Share of BlueOval SK's Asset Write Down / Other	—	(0.0)	—	(0.2)
Legal Matter	—	(0.1)	—	(0.1)
Gain on Investment in Equity Security	—	0.3	—	0.3
Extended Oakville Assembly Plant Changeover	0.1	—	(0.2)	—
Other	0.0	—	0.0	—
Subtotal Other Items	$ (0.1)	$ (14.4)	$ (1.3)	$ (15.9)
<u>Pension and OPEB Gain / (Loss)</u>				
Pension and OPEB Remeasurement	$ 0.7	(0.6)	$ 0.7	$ (0.6)
Pension Settlements, Curtailments, and Separations Costs	0.0	(0.1)	(0.2)	(0.1)
Subtotal Pension and OPEB Gain / (Loss)	$ 0.7	$ (0.7)	$ 0.5	$ (0.7)
Total EBIT Special Items	$ 0.5	$ (15.5)	$ (1.9)	$ (17.4)

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20 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the Years Ended December 31, 2023 2024 2025 Financing revenue Operating leases $ 4,105 $ 4,217 $ 4,816 Retail financing 4,236 5,637 6,247 Dealer financing 2,403 2,922 2,603 Other financing 132 170 166 Total financing revenue 10,876 12,946 13,832 Depreciation on vehicles subject to operating leases (2,309) (2,482) (2,522) Interest expense (6,311) (7,583) (7,133) Net financing margin 2,256 2,881 4,177 Other revenue Insurance premiums earned 119 171 174 Fee based revenue and other 124 136 100 Total financing margin and other revenue 2,499 3,188 4,451 Expenses Operating expenses 1,360 1,395 1,689 Provision for credit losses 278 417 528 Insurance expenses 53 146 86 Total expenses 1,691 1,958 2,303 Other income/(loss), net 514 424 409 Income before income taxes 1,322 1,654 2,557 Provision for/(Benefit from) income taxes (2) 398 382 Net income $ 1,324 $ 1,256 $ 2,175

21 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2024 December 31, 2025 ASSETS Cash and cash equivalents $ 9,272 $ 9,270 Marketable securities 706 784 Finance receivables, net Retail installment contracts, dealer financing, and other financing 114,069 111,039 Finance leases 7,881 8,757 Total finance receivables, net of allowance for credit losses of $864 and $911 121,950 119,796 Net investment in operating leases 21,689 26,502 Notes and accounts receivable from affiliated companies 836 984 Derivative financial instruments 784 1,528 Other assets 3,055 3,589 Total assets $ 158,292 $ 162,453 LIABILITIES Accounts payable (including to affiliated companies of $723 and $481) $ 1,684 $ 1,445 Debt 137,868 141,417 Deferred income taxes 364 660 Derivative financial instruments 1,992 947 Other liabilities and deferred revenue 2,627 3,180 Total liabilities 144,535 147,649 SHAREHOLDER’S INTEREST Shareholder’s interest 5,166 5,166 Accumulated other comprehensive income/(loss) (1,217) (695) Retained earnings 9,808 10,333 Total shareholder’s interest 13,757 14,804 Total liabilities and shareholder’s interest $ 158,292 $ 162,453

22 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the Years Ended December 31, 2023 2024 2025 Cash flows from operating activities Net income $ 1,324 $ 1,256 $ 2,175 Provision for credit losses 278 417 528 Depreciation and amortization 2,900 3,112 3,228 Amortization of upfront interest supplements (1,795) (2,395) (2,579) Net change in deferred income taxes (617) 276 249 Net change in other assets (146) (219) (40) Net change in other liabilities 343 327 181 All other operating activities 43 375 104 Net cash provided by/(used in) operating activities 2,330 3,149 3,846 Cash flows from investing activities Purchases of finance receivables (41,765) (43,536) (38,995) Principal collections of finance receivables 36,343 38,370 40,220 Purchases of operating lease vehicles (9,577) (11,731) (14,047) Proceeds from termination of operating lease vehicles 8,700 7,365 6,704 Net change in wholesale receivables and other short-duration receivables (4,794) (4,577) 5,166 Purchases of marketable securities and other investments (2,039) (274) (407) Proceeds from sales and maturities of marketable securities and other investments 2,805 356 360 Settlements of derivatives (145) (443) (497) All other investing activities (84) (91) (119) Net cash provided by/(used in) investing activities (10,556) (14,561) (1,615) Cash flows from financing activities Proceeds from issuances of long-term debt 51,659 57,202 48,316 Payments of long-term debt (41,753) (45,528) (49,108) Net change in short-term debt (1,424) (795) 44 Cash distributions to parent — (500) (1,650) All other financing activities (139) (135) (97) Net cash provided by/(used in) financing activities 8,343 10,244 (2,495) Effect of exchange rate changes on cash, cash equivalents, and restricted cash 158 (267) 281 Net increase/(decrease) in cash, cash equivalents, and restricted cash $ 275 $ (1,435) $ 17 Cash, cash equivalents, and restricted cash at beginning of period $ 10,520 $ 10,795 $ 9,360 Net increase/(decrease) in cash, cash equivalents, and restricted cash 275 (1,435) 17 Cash, cash equivalents, and restricted cash at end of period $ 10,795 $ 9,360 $ 9,377